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                                                          EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To The Shareholders of
UStel, Inc.

        We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated April 4, 1996, relating to the financial statements of UStel, Inc. and to our report dated September 20, 1996, relating to the financial statements of Consortium 2000, Inc. which are contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        BDO SEIDMAN, LLP


Los Angeles, California
October 21, 1996